                               CONSENT OF COUNSEL

                                AIM SECTOR FUNDS

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the retail and institutional classes of AIM Sector Funds, which are included in Post-Effective Amendment No. 51 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-85905), and Amendment No. 51 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-03826), on Form N-1A of the AIM Sector Funds.


                                  /s/ Stradley Ronon Stevens & Young, LLP
                                  ----------------------------------------------
                                  Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
July 23, 2008